SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2006

CANYON BANCORP

(Exact name of registrant as specified in its charter)

California	000-1363569	20-4346215
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

1711 E. Palm Canyon Drive, Palm Springs, CA 92264

(Address of principal executive offices)

(Zip code)

(760) 325-4442

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective as of July 25, 2006, the Board of Directors of Canyon Bancorp (the “Company”) appointed Max Ross to its Board of Directors. Accordingly, the Board has fixed the authorized number of directors at nine. In addition, effective July 25, 2006, Mr. Ross became a member of the Board of Directors of Canyon National Bank, a national banking association and wholly-owned subsidiary of the Company.

Mr. Ross currently serves as the Chief Financial Officer of the Agua Caliente Band of Cahuilla Indians (“ACBCI”), a principal shareholder of the Company. While there is no arrangement or understanding between Mr. Ross and the Company with respect to his service as a director, the Company did consider Mr. Ross’ relationship to its principal shareholder, and his knowledge of the Native American community, which is a significant part of the Company’s customer base, in making this appointment.

While Mr. Ross has not been appointed as a member of any committees of the Board of Directors of the Company, Mr. Ross will serve on the following committees of the Bank: Asset Liability Committee, Budget Committee, Fund Management Committee and Investment Committee.

While there are no transactions between Mr. Ross and the Company or the Bank that would require disclosure under Item 404(a) or Regulation S-B, Mr. Ross is an executive officer of the ACBCI which does engage in material transactions with the Bank as follows: (i) the ACBCI maintains significant deposits at the Bank, which deposits accounted for 5.6% of the Banks total deposits at March 31, 2006; (ii) the Bank operates the office of Trust Enforcement Service Activities (“TESA”) for the ACBCI pursuant to a year-to-year contract with the ACBCI; (iii) the Bank leases office space for one of its branch offices and its TESA offices from the Agua Caliente Development Authority (“ACDA”), a subordinate organization of the ACBCI; and (iv) the Bank services, and receives revenues from, 12 ATMs owned by the ACBCI or related entities. In addition, from time-to-time the Bank sells participations in loans to the ACDA, to which loans the Bank maintains the servicing rights.

A copy of the press release relating to the appointment of Mr. Ross is filed herewith as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit Number	Description

99.1	Press Release dated July 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2006	CANYON BANCORP

	By:	/s/ Jonathan J. Wick
Jonathan J. Wick, Chief Operating Officer, Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Title

99.1	Press Release Dated July 25, 2006